Exhibit 99(t)

Rule 438 Consent

        In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective trustee of Carey Credit Income Fund 2015 T in the Registration Statement on Form N-2 (Registration No. 333-198882) filed on or about February 10, 2015.

/s/ JEFFREY B. ABRAMS
Name:	Jeffrey B. Abrams
Date:	February 10, 2015